UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/23/2005

Behringer Harvard REIT I, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51293

MD	68-0509956
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15601 Dallas Parkway
Suite 600
Addison, TX 75001
(Address of principal executive offices, including zip code)

(866) 655-1605
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

On November 22, 2005, Behringer Harvard Operating Partnership I LP (the "Purchaser"), the operating partnership of Behringer Harvard REIT I, Inc. (the "Registrant"), notified One Lake Park, LLC, an unaffiliated third party, that it had elected to terminate the Sale-Purchase Agreement, dated effective as of October 31, 2005, with respect to the purchase and sale of an eight-story office building containing approximately 192,213 rentable square feet (unaudited) with a three-level parking garage located on approximately seven acres of land located at 2140 Lake Park Boulevard in Richardson, Texas pursuant to the Purchaser's right to terminate the agreement for any reason during the inspection period. The termination was effective on November 23, 2005. There were no penalties incurred by the Registrant or the Purchaser as a result of this termination.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard REIT I, Inc.

Date: December 05, 2005	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President - Corporate Development & Legal and Secretary